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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8) listed below of Trusted Information Systems, Inc. of our report dated March 2, 1998, with respect to the consolidated financial statements and schedule of Trusted Information Systems, Inc. included in this Annual Report on Form 10-K, as amended on Form 10-K/A for the year ended December 26, 1997.


     1)  No. 333-20311    1994 Stock Option Plan
     2)  No. 333-20313    Amended and Restated 1996 Stock Option Plan
     3)  No. 333-24849    Amended and Restated 1996 Directors' Stock Option Plan
     4)  No. 333-30971    1997 Employee Stock Purchase Plan




                                                   /s/Ernst & Young LLP


Vienna, Virginia
March 24, 1998